                                                                     Exhibit 3.3


                         CERTIFICATE OF INCORPORATION

                                      OF

                            FIRST SAVINGS BANK, SLA



     SECTION 1.  Corporate Title.  The name of the proposed savings association
                 ---------------
is First Savings Bank, SLA.

     SECTION 2.  Office.  The principal place of business of the association
                 ------
shall be located at 339 State Street, Perth Amboy, New Jersey.

     SECTION 3.  Purpose and Powers.  The association is incorporated to operate
                 ------------------
as a capital stock savings association pursuant to the New Jersey Savings and Loan Act of 1963, as amended (N.J.S.A. 17:12B-l et seq.), for the purposes stated in such Act. The association has and may exercise all express, implied and incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitutions and laws of the United States and the State of New Jersey as they are now in effect, or as they may hereafter be amended.

     SECTION 4.  Capital Stock.  The total number of shares of all classes of
                 -------------
capital stock which the association has authority to issue is Four Million (4,000,000), of which Three Million (3,000,000) shall be common stock, par value $.01 per share, and of which One Million (1,000,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the Board of Directors without further approval of stockholders, except as otherwise provided in this Section 4 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the association. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the association, or any combination of the foregoing. In the absence of actual fraud in the transaction, the value of such property, labor, or services, as determined by the Board of Directors of the association, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the association which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance.

     Nothing contained in this Section 4 (or in any supplementary sections hereto) shall entitle the holders of any class or series of capital stock to vote as a separate class or series or to more than one vote per share. Provided, that this restriction on voting separately by class or series shall
--------
not apply:

     (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the Board of Directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

     (ii) To any provision which would require the holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the association with another corporation of or the sale, lease, or conveyance (other than by mortgage or pledge) or properties or business in exchange for securities of a corporation other than the association if the preferred stock is exchanged for securities of such other corporation: Provided, that no provision may require such
                                   --------
           approval for transactions undertaken with the assistance or pursuant to the direction of the New Jersey Department of Banking or the Office of Thrift Supervision;

     (iii) To any amendment which would adversely change the specific terms of any class or series of capital stock as set forth in this Section 4 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series ranking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or series of capital stock, or substitutes the surviving association in a merger or consolidation for the association, shall not be considered to be such an adverse change.

     A description of the different classes and series (if any) of the association's capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock and a statement of the authority of the Board of Directors to divide the preferred stock into classes or series or both and to determine or change for any such class or series its designation, number of shares, relative rights, preferences and limitations are as follows:

     A.  Common Stock.  Except as provided in this Section 4 the holders of the
         ------------
common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder.

     Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, or retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends.

     In the event of any liquidation, dissolution, or winding up of the association, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the association available for distribution remaining after: (i) payment or provision for payment of the association's debts and liabilities, including the withdrawal of all accounts and deposits; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the liquidation, dissolution, or winding up of the association. Each share of common stock shall have the same relative rights as and be identical in all respects with all the other shares of common stock in the event of such liquidation, dissolution or winding up of the association.

     B.  Preferred Stock.  The association may provide for one or more classes
         ---------------
of preferred stock, which shall be separately identified. The shares of any class may be divided into and issue in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different series:

     (a) The distinctive serial designation and the number of shares constituting such series;

     (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s), the payment date(s) for dividends, and the participating or other special rights, if any, with respect to dividends;

     (c) The voting powers, full or limited, if any, of the shares of such series;

     (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, and the terms and conditions on which, such shares may be redeemed;

     (e) The amount(s) payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the association;

     (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such shares may be redeemed or purchased through the application of such fund;

     (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the association and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

     (h) The price or other consideration for which the shares of such series shall be issued; and

     (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock.

     Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series.

     The Board of Directors shall have authority to divide any authorized class of preferred stock into classes, or into classes or series, within the limitations set forth in this section, and to determine or change for any class or series its designation, number of shares, relative rights, preferences and limitations.

     SECTION 5.  Incorporation.  The name, residence, post office address and
                 -------------
occupation of each incorporator of the association are as follows:

NAME                     RESIDENCE AND ADDRESS      OCCUPATION
----                     ---------------------      ----------
Joseph S. Yewaisis       10 Debra Court             President, C.E.O.
                         Scotch Plains, NJ  07076   First Savings Bank, SLA

Donald T. Akey, M.D.     80 Crest Drive             Surgeon
                         Metuchen, NJ  08840

Harry F. Burke           106 High Street            Retired
                         Woodbridge, NJ  07095

Keith H. McLaughlin      17 Bowtell Court           President, C.E.O.
                         Middletown, NJ  07748      Raritan Bay Health Services
                                                    Corp.

John P. Molnar           9358 North Olive Lane      Retired
                         Sun Lakes, AZ  85248

Philip T. Ruegger, Jr.   23 Rayle Court             Investor
                         Metuchen, NJ  08840

Jeffries Shein           30 Huntley Road            Partner
                         Holmdel, NJ  07733         Jacobsen, Goldfarb & Shein

Walter K. Timpson        1 Chestnut Lane            President
                         Metuchen, NJ  08840        Walter K. Timpson, Inc.

John P. Mulkerin         6 Oak Grove Lane           Executive Vice President
                         Edison, NJ  08817          First Savings Bank, SLA

     SECTION 6.  Preemptive Rights.  Holders of the capital stock of the
                 -----------------
association shall not be entitled to preemptive rights with respect to any shares of the association which may be issued.

     SECTION 7.  Certain Provisions Applicable for Five Years.  Notwithstanding
                 --------------------------------------------
anything contained in the association's certificate of incorporation or bylaws to the contrary, for a period of five years from the date of completion of the organization of the association, the following provisions shall apply:

     A.  Beneficial Ownership Limitation.  No person other than First Savings
         -------------------------------
Bancshares, M.H.C., the mutual holding company of the association, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the association unless such offer to acquire or acquisition is approved by a majority of the Board of Directors. This limitation shall not apply to a transaction in which the association forms a holding company without change in the respective beneficial ownership interest of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by a tax-qualified employee stock benefit plan which is exempt from the approval requirement under 12 CFR Section 574.3(c)(1)(vi).

     In the event shares are acquired in violation of this Section 7, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     For purposes of this Section 7, the following definitions apply:

     (1) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, a bank, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the association.

     (2) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

     (3) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

     (4) The term "acting in concert" means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

     B.  Call for Special Meetings.  Special meetings of stockholders relating
         -------------------------
to changes in control of the association or amendments to its certificate of incorporation shall be called only upon direction of the Board of Directors.

     SECTION 8.  Directors.  The association shall be under the direction of a
                 ---------
Board of Directors. The authorized number of directors, as stated in the association's bylaws, shall not be less than six or more than fifteen except when a greater number is approved by the Board.

     The number of directors constituting the initial Board of Directors upon organization of the association is eight. The first Board of Directors, to serve until the first annual meeting of the association, is comprised of the following individuals:

NAME                         ADDRESS
----                         -------

Joseph S. Yewaisis           10 Debra Court
                             Scotch Plains, NJ 07076

Donald T. Akey, M.D.         80 Crest Drive
                             Metuchen, NJ 08840

Harry F. Burke               106 High Street
                             Woodbridge, NJ 07095

Keith H. McLaughlin          17 Bowtell Court
                             Middletown, NJ 07748

John P. Molnar               9358 North Olive Lane
                             Sun Lakes, AZ 85248

Philip T. Ruegger, Jr.       23 Rayle Court
                             Metuchen, NJ 08840

Jeffries Shein               30 Huntley Road
                             Holmdel, NJ 07733

Walter K. Timpson            1 Chestnut Lane
                             Metuchen, NJ 08840


     SECTION 9.  Liability of Directors.  No director or officer of the
                 ----------------------
association shall be personally liable to the association or its stockholders for damages for breach of any duty owed to the association or its stockholders, except that this Section 9 shall not relieve any director from liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the association or its stockholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. As used in this Section 9, an act or omission in breach of a person's duty of loyalty means an act or omission which that person knows or believes to be contrary to the best interests of the association or its stockholders in connection with a matter in which he has a material conflict of interest.

     If the Savings and Loan Act of New Jersey (1963) as presently enacted is amended after the date hereof to authorize further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the association shall be eliminated or limited to the fullest extent permitted by the Savings and Loan Act of New Jersey (1963), as so amended. Any repeal or modification of this Section 9 by the stockholders of the association shall be prospective only and shall nor adversely affect any right or protection of a director or officer existing at the time of such repeal or modification.

     SECTION 10. Indemnification of Officers, Directors and Employees.  Any
                 ----------------------------------------------------
person shall be indemnified or reimbursed by the association for reasonable expenses, including, but not limited to, attorney fees, actually incurred by him in connection with any action, suit or proceeding, instituted or threatened, judicial or administrative, civil or criminal, to which he is made a party by reason of his being or having been a director, officer or employee of the association; provided, however, that no person shall be so indemnified or
             --------  -------
reimbursed, nor shall he retain any advancement or allowance for indemnification which may have been made by the association in advance of final disposition in relation to such action, suit or proceeding in which, and to the extent that, he finally shall be adjudicated to have been guilty of a breach of good faith, to have been negligent in the performance of his duties or to have committed an action or failed to perform a duty for which there is a common law or statutory liability; and, provided further, that a person may, with the approval of the
                -------- -------
Commissioner of Banking of the State of New Jersey be so indemnified or reimbursed for:

     (l) Amounts paid in compromise or settlement of any action, suit or proceeding, including reasonable expenses incurred in connection therewith; or

     (2) Reasonable expenses, including fines and penalties, incurred in connection with a criminal or civil action, suit or proceeding in which such person has been adjudicated guilty, negligent or liable, if it shall be determined by the Board of Directors and by the Commissioner that such person was acting in good faith and in what he believed to be the best interest of the association and without knowledge that the action was illegal, and if such indemnification or reimbursement is approved at an annual or special meeting of the members or stockholders by a majority of the votes eligible to be cast. Amounts paid to the association, whether pursuant to judgment or settlement, by any person within the meaning of this section shall not be indemnified or reimbursed in any case.

     SECTION 11. Perpetual Existence.  The association shall have a perpetual
                 -------------------
existence, subject to liquidation and dissolution as provided by law.

     SECTION 12. Amendment of Certificate.  Except as provided in Section 4,
                 ------------------------
no amendment, addition, alteration, change, or repeal of this certificate of incorporation shall be made, unless such is first proposed by the Board of Directors of the association, approved by the stockholders by a majority of the total votes eligible to be cast and submitted to the Commissioner of Banking of the State of New Jersey for action as specified by law or regulation.

     SECTION 13. Subscribed Shares.  First Savings Bancshares, MHC, the parent
                 -----------------
mutual holding company of the Association has subscribed, subject to the approval of the Office of Thrift Supervision of its Charter, for a minimum of 175,000 shares, or $1,750,000, as of the date of this Certificate of Incorporation.

     The undersigned incorporators are of the age of eighteen years or over.

     IN WITNESS WHEREOF, this Certificate has been subscribed this 22nd day of January, 1992, by the undersigned.

NAME OF INCORPORATOR                              SIGNATURE
--------------------                              ---------

Joseph S. Yewaisis                          /s/ Joseph S. Yewaisis
                                            --------------------------

Donald T. Akey, M.D.                        /s/ Donald T. Akey, M.D.
                                            --------------------------

Harry F. Burke                              /s/ Harry F. Burke
                                            --------------------------

Keith H. McLaughlin                         /s/ Keith H. McLaughlin
                                            --------------------------

John P. Molnar                              /s/ John P. Molnar
                                            --------------------------

Philip T. Reugger, Jr.                      /s/ Philip T. Reugger, Jr.
                                            --------------------------

Jeffries Shein                              /s/ Jeffries Shein
                                            --------------------------

Walter K. Timpson                           /s/ Walter K. Timpson
                                            --------------------------

John P. Mulkerin                            /s/ John P. Mulkerin
                                            --------------------------

                                   AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                            FIRST SAVINGS BANK, SLA


     First Savings Bank, SLA, is incorporated as a capital stock savings association pursuant to the New Jersey Savings and Loan Act of 1963, as amended (N.J.S.A. 17:12B-1 et. seq.), for the purposes stated in said Act.

     Pursuant to the provisions of N.J.S.A. 17:12B-250, First Savings Bank, SLA hereby certifies that the Board of Directors, at their regular monthly meeting held on March 24, 1993, unanimously approved the amendment to increase the authorized shares of Common Stock from 3,000,000 shares to 10,000,000 shares and that the stockholders approved said amendment by a majority of the votes cast at the First Annual Meeting of the Stockholders held on April 28, 1993.

     The first sentence of Section 4.  Capital Stock of the Certificate of
                                       -------------
Incorporation shall be deleted in its entirety and replaced by the following:

     Section 4.  Capital Stock.  The total number of shares of all classes of
                 -------------
capital stock which the association has authority to issue is eleven million (11,000,000), of which ten million (10,000,000) shall be common stock, par value $.01 per share, and of which One Million (1,000,000) shall be preferred stock, par value $.01 per share.

     IN WITNESS WHEREOF, First Savings Bank, SLA, has caused this amendment to be signed by the President and Secretary and the corporate seal to be affixed this 29th day of April 1993.


                                         /s/ Joseph S. Yewaisis
                                         -------------------------------------
                                         Joseph S. Yewaisis
                                         President


/s/ John P. Mulkerin
---------------------------------
John P. Mulkerin
Secretary

                                   BYLAWS OF
                            FIRST SAVINGS BANK, SLA


                            ARTICLE I. HOME OFFICE

     The home office of First Savings Bank, SLA ("Association") is located at 339 State Street, Perth Amboy, New Jersey.


                           ARTICLE II. SHAREHOLDERS

     Section 1.  Place of Meetings.  All annual and special meetings of
     ---------   -----------------
shareholders shall be held at the home office of the Association or at such other place in the State as the board of directors may determine.

     Section 2.  Annual Meeting.  A meting of the shareholders of the
     ---------   --------------
Association for the election of directors and for the transaction of any other business of the Association shall be held annually within 120 days after the end of the Association's fiscal year on such date and at such time as the board of directors may determine.

     Section 3.  Special Meetings.  For a period of five years from the date of
     ---------   ----------------
the completion of the organization of the Association, special meetings of the shareholders relating to a change in control of the Association or to an amendment of the Certificate of Incorporation of the Association may be called only by the board of directors. Thereafter, special meetings of the shareholders for any purpose or purposes may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the resident or the secretary upon the written request of the holders of not less than ten percent of all the outstanding capital stock of the Association entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered at the home office of the Association addressed to the chairman of the board, the president or the secretary.

     Section 4.  Conduct of Meetings.  Annual and special meetings shall be
     ---------   -------------------
conducted in accordance with the rules and procedures adopted by the board of directors unless otherwise prescribed by these bylaws. The board of directors shall designate, when present, either the chairman of the board or president to preside at such meetings.

     Section 5.  Notice of Meetings.  Written notice stating the place, day and
     ---------   ------------------
hour of the meeting and the purpose(s) for which the meeting is called shall be delivered not fewer than 20 nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, or the directors calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered at the address as it appears on the stock transfer books or records of the Association as of the record date prescribed in
Section 6 of this Article II, with postage prepaid. When any shareholders' meeting, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at the meeting, other than an announcement at the meeting at which such adjournment is taken.

     Section 6.  Fixing of Record Date.  For the purpose of determining
     ---------   ---------------------
shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to, or dissent from, any proposal without a meeting, or for the purposes of determining shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than 60 days and, in case of a meeting of shareholders, not fewer than 10 days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment.

     Section 7.  Voting Lists.  At least 10 days before each meeting of the
     ---------   ------------
shareholders, the officer or agent having charge of the stock transfer books for shares of the Association shall make a complete list of the shareholders entitled to vote at such meeting, or any adjournment, arranged in alphabetical order, with the address and the number of shares held by each. This list of shareholders shall be kept on file at the home office of the Association and shall be subject to inspection by any shareholder at any time during usual business hours, for a period of 10 days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection by any shareholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

     Section 8.  Quorum.  A majority of the outstanding shares of the
     ---------   ------
association entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to constitute less than a quorum.

     Section 9.  Proxies.  At all meetings of shareholders, a shareholder may
     ---------   -------
vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid more than eleven months from the date of its execution except for a proxy coupled with an interest.

     Section 10.  Voting of Shares in the Name of Two or More Persons.  When
     ----------   ---------------------------------------------------
ownership stands in the name of two or more persons, in the absence of written directions to the Association to the contrary, at any meeting of the shareholders of the Association any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     Section 11.  Voting of Shares by Certain Holders.  Shares standing in the
     ----------   -----------------------------------
name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Association, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Association, shall be voted at any meting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     Section 12.  Cumulative Voting.  Shareholders shall not be entitled to
     -----------  -----------------
cumulate their votes for election of directors.

     Section 13.  Inspectors of Election.  In advance of any meeting of
     ----------   ----------------------
shareholders, the board of directors may appoint any persons other than nominees for office as inspectors of election to act at such meeting or any adjournment. The number of inspectors shall be either one or three. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may, or on the request of not fewer than 10 percent of the votes represented at the meeting shall, make such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors are to be appointed. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the board or the president.

     The duties of such inspectors shall include: determining the number of shares and the voting power of each share, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the rights to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all shareholders.

     Section 14.  Nominating Committee.  The board of directors shall act as a
     ----------   --------------------
nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 15 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in the principal place of business of the association. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the secretary of the Association at least 60 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in the principal place of business of the association. Ballots bearing the names of all persons nominated by the nominating committee and by shareholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least 15 days prior to the annual meeting, nominations for directors may be made at the annual meeting by any shareholder entitled to vote and shall be voted upon.

     Section 15.  New Business.  Any new business to be taken up at the annual
     ----------   ------------
meeting shall be stated in writing and filed with the secretary of the Association at least 15 days before the date of the annual meeting, and all business so stated, proposed, and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Any shareholder may make any other proposal at the annual meting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least 60 days before the meeting, such proposal shall be laid over for action at an adjourned, special, or annual meeting of the shareholders taking place at east 60 days thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees; but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

     Section 16.  Action by Consent of Shareholders.  Any action required to be
     ----------   ---------------------------------
taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders must be effected at an annual or special meeting of shareholders of the association and may not be affected by any consent in writing by such shareholders.


                      ARTICLE III.     BOARD OF DIRECTORS

     Section 1.  General Powers.  The business and affairs of the association
     ---------   --------------
shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings.

     Section 2.  Number and Term.  The board of directors shall consist of eight
     ---------   ---------------
members and shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

     Section 3.  Regular Meetings.  A regular meeting of the board of directors
     ---------   ----------------
shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

     Section 4.  Qualification.  Each director shall at all times be the
     ---------   -------------
beneficial owner of not less than [100] shares of capital stock of the Association unless the Association is wholly owned subsidiary of a holding company.

     Section 5.  Special Meetings.  Special meetings of the board of directors
     ---------   ----------------
may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such persons.

     Section 6.  Notice.  Written notice of any special meeting shall be given
     ---------   ------
to each director at least 24 hours prior thereto when delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the mail so addressed, with postage prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     Section 7.  Quorum.  A majority of the number of directors fixed by Section
     ---------   ------
2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

     Section 8.  Manner of Acting.  The act of the majority of the directors
     ---------   ----------------
present at a meeting at which a quorum is present shall be the act of the board of directors, unless a greater number is prescribed by regulation of the OTS or by these bylaws.

     Section 9.  Action Without a Meeting.  Any action required or permitted to
     ---------   ------------------------
be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

     Section 10.  Resignation.  Any director may resign at anytime by sending a
     ----------   -----------
written notice of such resignation to the home office of the Association addressed to the chairman of the board or president. Unless otherwise specified such resignation shall take effect upon receipt by the chairman of the board or president. The board may, in its discretion by a majority vote, remove any director who has absented without authority of the board from the consecutive meetings of the board.

     Section 11.  Vacancies.  Any vacancy occurring in the board of directors
     ----------   ---------
may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the shareholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by reason of an increase in the number of directors may be filled by election by the board of directors for a term of office continuing only until the next election of directors by the shareholders.

     Section 12.  Compensation.  Directors, as such, may receive stated
     ----------   ------------
compensation for their services. By resolutions of the board of directors, a reasonable fixed sum or such other compensation, including reasonable expenses of attendance, if any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine.

     Section 13.  Presumption of Assent.  A director of the Association who is
     ----------   ---------------------
present at a meeting of the board of directors at which action on any Association matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Association within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.

     Section 14.  Removal of Directors.  Any director may be removed for cause
     ----------   --------------------
by a two-thirds vote of the board. In addition to the foregoing, any director, or the entire board of directors, may be removed from office at any time, but only for cause and upon the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the then outstanding shares of capital stock of the Association entitled to vote generally in the election of directors.

                  ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES

     Section 1.  Appointment.  The board of directors, by resolution adopted by
     ---------   -----------
a majority of the full board, may designate the chairman of the board and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority shall not operate to relieve the board of directors, or any director, or any responsibility imposed by law or regulation.

     Section 2.  Authority.  The executive committee, when the board of
     ---------   ---------
directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any, that such authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the Certificate of Incorporation or bylaws of the Association, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Association otherwise than in the usual and regular course of business; a voluntary dissolution of the Association; a revocation of any of the foregoing; or the approval of a transaction in which any member of the executive committee, directly or indirectly, has any material beneficial interest.

     Section 3.  Tenure.  Subject to the provisions of Section 8 of this Article
     ---------   ------
IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the executive committee.

     Section 4.  Meetings.  Regular meetings of the executive committee may be
     ---------   --------
held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by any member thereof upon not less than 24 hour's notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting.

     Section 5.  Quorum.  A majority of the members of the executive committee
     ---------   ------
shall constitute a quorum for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

     Section 6.  Action Without a Meeting.  Any action required or permitted to
     ---------   ------------------------
be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee.

     Section 7.  Vacancies.  Any vacancy in the executive committee may be
     ---------   ---------
filled by a resolution adopted by a majority of the full board of directors.

     Section 8.  Resignations and Removal.  Any member of the executive
     ---------   ------------------------
committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or secretary of the Association. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     Section 9.  Procedure.  The executive committee shall elect a presiding
     ---------   ---------
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the procedure shall have occurred.

     Section 10. Other Committees.  The board of directors may by resolution
     ----------  ----------------
establish an audit, loan, or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Association and may prescribe the duties, constitution and procedures thereof.

                              ARTICLE V. OFFICERS

     Section 1.  Positions.  The officers of the Association shall be a
     ---------   ---------
president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall b the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Association. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Association may require. The officers shall have such authority and perform such duties as the board of directors may from to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     Section 2.  Election and Term of Office.  The officers of the Association
     ---------   ---------------------------
shall be elected annually at the first meeting of the board of directors held after each annual meting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The board of directors may authorize the Association to enter into an employment contract with any officer in accordance with regulations of the OTS; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V.

     Section 3.  Removal.  Any officer may be removed by the board of directors
     ---------   -------
whenever in its judgment the best interests of the Association will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

     Section 4.  Vacancies.  A vacancy in any office because of death,
     ---------   ---------
resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     Section 5.  Remuneration.  The remuneration of the officers shall be fixed
     ---------   ------------
from time to time by the board of directors.


               ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1.  Contracts.  Except as otherwise prescribed by these bylaws with
     ---------   ---------
respect to certificates for shares, the board of directors may authorize any officer, employee, or agent of te Association to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Association. Such authority may be general or confined to specific instances.

     Section 2.  Loans. No loans shall be contracted on behalf of the
     ---------   -----
Association and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

     Section 3.  Checks, Drafts, Etc.  All checks, drafts or other orders for
     ---------   --------------------
the payment of money, notes or other evidences of indebtedness issued in the name of the Association shall be signed by one or more officer, employees or agents of the Association in such manner as shall from time to time be determined by the board of directors.

     Section 4.  Deposits. All funds of the Association not otherwise employed
     ---------   --------
shall be deposited from to time to the credit of the Association in any duly authorized depositories as the board of directors may select.

            ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1.  Certificates for Shares.  Certificates representing shares of
     ---------   -----------------------
capital stock of the Association shall be in such form as shall be determined by the board of directors. Such certificates shall be signed by the chief executive officer or by any other officer of the Association authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signature of such officers upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the Association itself or one of its employees. Each certificate for shares of capital stock shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Association. All certificates surrendered to the Association for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares has been surrendered and canceled, except that in case of a lost or destroyed certificate, a new certificate may be issued upon such terms and indemnity to the Association as the board of directors may prescribe.

     Section 2.  Transfer of Shares. Transfer of shares of capital stock of the
     ---------   ------------------
association shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney authorized by a duly executed power of attorney and filed with the Association. Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Association shall be deemed by the Association to be the owner for all purposes.

                    ARTICLE VIII. FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Association shall end on December 31 of each year. The Association shall be subject to an annual audit as of the end of its fiscal year by independent public directors. The appointment of such accountants shall be subject to annual ratification by the shareholders.

                             ARTICLE IX DIVIDENDS

     Subject to the term of the Association's Certificate of Incorporation, the board of directors may, from time to tie, declare, and the Association may pay, dividends on its outstanding shares of capital stock.

                           ARTICLE X CORPORATE SEAL

     The board of directors shall provide an Association seal, which shall be two concentric circles between which shall be the name of the Association. The year of incorporation or an emblem may appear in the center.

                             ARTICLE XI AMENDMENTS

     These bylaws may be amended in a manner consistent with regulations of the New Jersey Department of Banking and at any time by a majority vote of the full board of directors, or by a majority vote of the votes cast by the shareholders of the Association at any legal meeting.